JOHN HANCOCK INVESTMENT TRUST III
                              101 Huntington Avenue
                                Boston, MA 02199



John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement
              --------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Investment Trust III (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock U.S. Global Leaders Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                          JOHN HANCOCK INVESTMENT TRUST III
                                          On behalf of John Hancock U.S. Global
                                          Leaders Fund


ATTEST: /s/Susan S. Newton                By:      /s/ Maureen R. Ford
        ------------------                         -------------------
        Susan S. Newton, Secretary                 Maureen R. Ford, President

Dated:  March 1, 2001


         We are willing to render transfer agency services to John Hancock U.S. Global Leaders Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                    JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST: /s/ Carmen M. Pelissier     By: /s/ Charles J McKenney, Jr.
        -----------------------         ---------------------------
                                        Charles J. McKenney, Jr., Vice President

Dated:  March 1, 2001


s:\funds\invtriii\us global leaders\us global leaders ta agt amendment